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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated March 26, 2002, included in the Annual Report on Form 10-K of CompuCredit Corporation and subsidiaries for the year ended December 31, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

        We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62012) pertaining to the CompuCredit Corporation 2000 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-78409) pertaining to the CompuCredit Corporation Amended and Restated 1998 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-92889) pertaining to the CompuCredit Corporation Employee Stock Purchase Plan of our report dated March 26, 2002, with respect to the consolidated financial statements of CompuCredit Corporation and subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
October 31, 2003

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CONSENT OF INDEPENDENT AUDITORS